Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations – Lauren Hoyt-Williams, (813) 351-9203
investor.lpl.com/contactus.cfm
LPL Financial Announces Third Quarter 2021 Results

Key Financial Results
•Net Income was $103 million, translating to diluted earnings per share ("EPS") of $1.26.
•EPS prior to amortization of intangible assets and acquisition costs* increased 23% year-over-year to $1.77.
◦Gross profit* increased 25% year-over-year to $631 million.
◦Core G&A* increased 19% year-over-year to $271 million.
◦EBITDA* increased 10% year-over-year to $225 million and EBITDA* as a percentage of Gross profit* was 36%.

Key Business Results
•Total advisory and brokerage assets increased 40% year-over-year to $1.13 trillion.
◦Advisory assets increased 46% year-over-year to $594 billion.
◦Advisory assets as a percentage of total assets increased to 52.4%, up from 50.1% a year ago.
•Total organic net new assets were $27 billion, translating to 10% annualized growth, and $110 billion over the past twelve months, translating to 14% annualized growth.
◦Organic net new advisory assets were $21 billion, translating to 16% annualized growth.
◦Organic net new brokerage assets were $6 billion, translating to 4% annualized growth.
◦Acquired net new assets were $2.3 billion, of which $0.6 billion were advisory and $1.7 billion were brokerage, bringing us to a total of $71 billion of acquired net new assets from our acquisition of Waddell & Reed.
•Recruited assets(1) were $13 billion, up by 24% from a year ago.
◦Recruited assets over the trailing twelve-months were $83 billion, more than double a year ago.
•Business Solutions subscriptions increased to 2,598, up 513 sequentially and more than double a year ago.
◦Annualized revenue from Business Solutions increased to approximately $25 million, up by over 60% year-over-year.
•Advisor count(2) was 19,627, up 513 sequentially and 2,459 year-over-year**.
•Total client cash balances were $51 billion, an increase of $2 billion sequentially.
◦Client cash balances as a percentage of total assets were 4.5%.

*See the Non-GAAP Financial Measures section and the end notes to this release for further details about these non-GAAP financial measures.
**This included the addition of approximately 280 associate advisors with Waddell & Reed that became financial professionals with LPL Financial upon onboarding to LPL's platform.

Key Updates
•Waddell & Reed: Completed onboarding of $71 billion of Waddell & Reed client assets in Q3, translating to retention of approximately 99%.
•M&T Bank: Onboarded $4.5 billion of brokerage assets from M&T Bank in Q3, which substantially completes the onboarding of M&T's approximately $22 billion total assets.
Key Capital and Liquidity Results
•Corporate cash(3) was $266 million.
•Leverage ratio(4) was 2.18x.
•Share repurchases were $40 million for 277 thousand shares at an average price of $145 per share.
•Dividends paid of $20 million.

SAN DIEGO - October 28, 2021 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced results for its third quarter ended September 30, 2021, reporting net income of $103 million, or $1.26 per share. This compares with $104 million, or $1.29 per share, in the third quarter of 2020 and $119 million, or $1.46 per share, in the prior quarter.
"Over the past quarter, we remained focused on our mission of taking care of our advisors, so they can take of their clients,” said Dan Arnold, President and CEO. “At the same time, we continued to enhance the appeal of our model and increase our market share within the advisor-centered marketplace. This combination contributed to another quarter of solid recruiting, retention, and business growth.”

“We delivered another quarter of strong results in Q3”, said Matt Audette, CFO. “We drove assets to new highs and recorded another quarter of double-digit organic growth. With the onboarding of Waddell & Reed, BMO, and M&T complete, we are continuing to help advisors acclimate and leverage our platform and capabilities, while also preparing to onboard CUNA next year. As we look ahead, we are excited by a strong and growing pipeline, which positions us to drive additional growth and long-term shareholder value.”

Dividend Declaration
The Company's Board of Directors declared a $0.25 per share dividend to be paid on November 29, 2021 to all stockholders of record as of November 11, 2021.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. ET on Thursday, October 28. To listen, call 877-677-9122 (domestic) or 708-290-1401 (international); passcode 2968493, or visit investor.lpl.com (webcast). Replays will be available by phone and on investor.lpl.com beginning two hours after the call and until November 4, and November 18, respectively. For telephonic replay, call 855-859-2056 (domestic) or 404-537-3406 (international); passcode 2968493.
About LPL Financial
LPL Financial Holdings Inc. (Nasdaq: LPLA) was founded on the principle that the firm should work for the advisor, and not the other way around. Today, LPL is a leader* in the markets we serve, supporting more than 19,000 financial advisors, and approximately 800 institution-based investment programs and 450 independent RIA firms nationwide. We are steadfast in our commitment to the advisor-centered model and the belief that Americans deserve access to objective guidance from a financial advisor. At LPL, independence means that advisors have the freedom they deserve to choose the business model, services, and technology resources that allow them to run their perfect practice. And they have the freedom to manage their client relationships, because they know their clients best. Simply put, we take care of our advisors, so they can take care of their clients.
* Top RIA custodian (Cerulli Associates, 2019 U.S. RIA Marketplace Report)
No. 1 Independent Broker-Dealer in the U.S (Based on total revenues, Financial Planning magazine 1996-2021)
No. 1 provider of third-party brokerage services to banks and credit unions (2020-2021 Kehrer Bielan Research & Consulting Annual TPM Report)
Fortune 500 as of June 2021

Securities and Advisory services offered through LPL Financial LLC ("LPL Financial"), a registered investment advisor. Member FINRA/SIPC. We routinely disclose information that may be important to shareholders in the "Investor Relations" or "Press Releases" section of our website.

Forward-Looking Statements
Statements in this press release regarding:

•the Company's future financial and operating results, growth, priorities and business strategies, including forecasts and statements relating to future expenses (including 2021 Core G&A* outlook);
•future capabilities, future advisor service experience, future investments and capital deployment, long-term shareholder value and the continued integration of Waddell & Reed's wealth management business (the “Waddell & Reed Acquisition”); and
•any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements.

These forward-looking statements are based on the Company's historical performance and its plans, estimates and expectations as of October 28, 2021. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause actual financial or operating results, levels of activity or the timing of events to be materially different from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include:

•changes in general economic and financial market conditions, including retail investor sentiment;
•changes in interest rates and fees payable by banks participating in the Company's client cash programs, including the Company's strategy and success in managing client cash program fees;
•changes in the growth and profitability of the Company's fee-based offerings;
•fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenues;
•effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions;
•whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company; the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations and the implementation of Regulation BI (Best Interest);
•the costs of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of reimbursing customers for losses in excess of our reserves;
•changes made to the Company’s services and pricing, and the effect that such changes may have on the Company’s gross profit streams and costs;
•the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements and efficiencies expected to result from its initiatives, acquisitions and programs;
•the effects of the COVID-19 pandemic, including efforts to contain it;
•the successful onboarding of advisors and client assets in connection with the Waddell & Reed Acquisition; and
•the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2020 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	September 30,	June 30,		September 30,
	2021	2021	% Change	2020	% Change
REVENUE
Advisory	$959,733	$846,313	13%	$586,941	64%
Commission	610,384	598,233	2%	472,643	29%
Asset-based	301,701	279,620	8%	253,551	19%
Transaction and fee	140,362	137,100	2%	119,747	17%
Interest income	7,365	6,914	7%	6,623	11%
Other	1,218	30,078	(96%)	20,796	(94%)
Total revenue	2,020,763	1,898,258	6%	1,460,301	38%
EXPENSE
Advisory and commission	1,366,832	1,273,202	7%	936,766	46%
Compensation and benefits	185,980	183,853	1%	151,271	23%
Promotional	96,012	64,349	49%	57,970	66%
Depreciation and amortization	38,409	36,704	5%	27,548	39%
Amortization of intangible assets	21,531	19,925	8%	16,829	28%
Occupancy and equipment	52,695	41,452	27%	41,874	26%
Professional services	16,722	22,500	(26%)	12,301	36%
Brokerage, clearing and exchange	22,828	23,459	(3%)	17,834	28%
Communications and data processing	17,824	14,930	19%	12,547	42%
Other	36,888	31,064	19%	24,852	48%
Total operating expense	1,855,721	1,711,438	8%	1,299,792	43%
Non-operating interest expense and other	27,063	25,171	8%	25,179	7%
INCOME BEFORE PROVISION FOR INCOME TAXES	137,979	161,649	(15%)	135,330	2%
PROVISION FOR INCOME TAXES	34,915	42,548	(18%)	31,541	11%
NET INCOME	$103,064	$119,101	(13%)	$103,789	(1%)
EARNINGS PER SHARE
Earnings per share, basic	$1.29	$1.49	(13%)	$1.31	(2%)
Earnings per share, diluted	$1.26	$1.46	(14%)	$1.29	(2%)
Weighted-average shares outstanding, basic	80,182	80,063	—%	79,176	1%
Weighted-average shares outstanding, diluted	81,849	81,728	—%	80,550	2%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended
	September 30,
	2021	2020	% Change
REVENUE
Advisory	$2,528,092	$1,689,338	50%
Commission	1,765,846	1,403,540	26%
Asset-based	846,027	786,124	8%
Transaction and fee	418,406	376,321	11%
Interest income	20,797	22,705	(8%)
Other	47,470	12,329	285%
Total revenue	5,626,638	4,290,357	31%
EXPENSE
Advisory and commission	3,748,933	2,667,408	41%
Compensation and benefits	531,373	441,393	20%
Promotional	214,542	159,908	34%
Depreciation and amortization	110,612	81,082	36%
Amortization of intangible assets	58,887	50,088	18%
Occupancy and equipment	137,731	124,486	11%
Professional services	54,847	40,526	35%
Brokerage, clearing and exchange	65,651	53,423	23%
Communications and data processing	44,747	37,743	19%
Other	92,852	73,274	27%
Total operating expense	5,060,175	3,729,331	36%
Non-operating interest expense and other	77,293	80,786	(4%)
Loss on extinguishment of debt	24,400	—	100%
INCOME BEFORE PROVISION FOR INCOME TAXES	464,770	480,240	(3%)
PROVISION FOR INCOME TAXES	112,985	119,148	(5%)
NET INCOME	$351,785	$361,092	(3%)
EARNINGS PER SHARE
Earnings per share, basic	$4.40	$4.56	(4%)
Earnings per share, diluted	$4.30	$4.48	(4%)
Weighted-average shares outstanding, basic	79,981	79,207	1%
Weighted-average shares outstanding, diluted	81,772	80,612	1%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands, except share data)
(Unaudited)

	September 30, 2021	June 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$977,789	$906,720	$808,612
Cash segregated under federal and other regulations	811,716	741,432	923,158
Restricted cash	85,381	78,648	67,264
Receivables from:
Clients, net of allowance	592,170	531,784	405,106
Product sponsors, broker-dealers and clearing organizations	257,742	275,189	233,192
Advisor loans, net of allowance	814,514	776,513	547,372
Others, net of allowance	453,245	371,240	306,640
Securities owned:
Trading — at fair value	32,085	30,169	29,252
Held-to-maturity — at amortized cost	11,183	10,708	13,235
Securities borrowed	10,217	13,395	30,130
Fixed assets, net of accumulated depreciation and amortization	624,529	600,763	582,868
Operating lease assets	96,716	96,844	101,921
Goodwill	1,641,238	1,646,631	1,513,866
Intangible assets, net of accumulated amortization	470,989	486,355	397,486
Deferred income taxes, net	24,489	24,364	24,112
Other assets	651,803	629,261	539,357
Total assets	$7,555,806	$7,220,016	$6,523,571
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Drafts payable	$190,451	$154,230	$178,403
Payables to clients	1,419,889	1,329,397	1,356,083
Payables to broker-dealers and clearing organizations	148,193	109,089	89,743
Accrued advisory and commission expenses payable	224,438	215,107	187,040
Accounts payable and accrued liabilities	815,632	747,669	681,554
Income taxes payable	8,082	5,718	28,145
Unearned revenue	168,331	135,600	95,328
Securities sold, but not yet purchased — at fair value	170	1,398	206
Long-term and other borrowings, net	2,725,691	2,727,336	2,345,414
Operating lease liabilities	132,394	133,321	139,377
Finance lease liabilities	106,146	106,239	107,424
Total liabilities	5,939,417	5,665,104	5,208,717
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 128,602,814 shares issued at September 30, 2021 and 127,585,764 shares issued at December 31, 2020	128	128	127
Additional paid-in capital	1,826,247	1,808,135	1,762,770
Treasury stock, at cost — 48,475,390 shares at September 30, 2021 and 48,115,037 shares at December 31, 2020	(2,447,933)	(2,407,035)	(2,391,062)
Retained earnings	2,237,947	2,153,684	1,943,019
Total stockholders’ equity	1,616,389	1,554,912	1,314,854
Total liabilities and stockholders’ equity	$7,555,806	$7,220,016	$6,523,571

LPL Financial Holdings Inc.
Management's Statements of Operations
(In thousands, except per share data)
(Unaudited)
Certain information in this release is presented as reviewed by the Company’s management and includes information derived from the Company’s unaudited condensed consolidated statements of income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" in this release.

	Quarterly Results
	Q3 2021	Q2 2021	% Change	Q3 2020	% Change
Gross Profit(5)
Advisory	$959,733	$846,313	13%	$586,941	64%
Sales-based commissions	239,804	249,596	(4%)	180,357	33%
Trailing commissions	370,580	348,637	6%	292,286	27%
Advisory fees and commissions	1,570,117	1,444,546	9%	1,059,584	48%
Production-based payout(6)	(1,368,348)	(1,247,321)	10%	(917,831)	49%
Advisory fees and commissions, net of payout	201,769	197,225	2%	141,753	42%
Client cash	91,257	90,377	1%	108,705	(16%)
Other asset-based(7)	210,444	189,243	11%	144,846	45%
Transaction and fee	140,362	137,100	2%	119,747	17%
Interest income and other, net(8)	10,099	11,111	(9%)	8,484	19%
Total net advisory fees and commissions and attachment revenue	653,931	625,056	5%	523,535	25%
Brokerage, clearing and exchange expense	(22,828)	(23,459)	(3%)	(17,834)	28%
Gross Profit(5)	631,103	601,597	5%	505,701	25%

G&A Expense
Core G&A(9)	270,865	251,679	8%	227,099	19%
Regulatory charges	5,976	7,416	(19%)	8,326	(28%)
Promotional (ongoing)(10)	83,630	64,135	30%	57,970	44%
Acquisition costs(10)	35,887	23,782	51%	—	100%
Employee share-based compensation	9,763	11,136	(12%)	7,420	32%
Total G&A	406,121	358,148	13%	300,815	35%
EBITDA(11)	224,982	243,449	(8%)	204,886	10%
Depreciation and amortization	38,409	36,704	5%	27,548	39%
Amortization of intangible assets	21,531	19,925	8%	16,829	28%
Non-operating interest expense and other	27,063	25,171	8%	25,179	7%
INCOME BEFORE PROVISION FOR INCOME TAXES	137,979	161,649	(15%)	135,330	2%
PROVISION FOR INCOME TAXES	34,915	42,548	(18%)	31,541	11%
NET INCOME	$103,064	$119,101	(13%)	$103,789	(1%)
Earnings per share, diluted	$1.26	$1.46	(14%)	$1.29	(2%)
Weighted-average shares outstanding, diluted	81,849	81,728	—%	80,550	2%
EPS prior to amortization of intangible assets and acquisition costs(12)	$1.77	$1.85	(4%)	$1.44	23%

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q3 2021	Q2 2021	Change	Q3 2020	Change
Market Drivers
S&P 500 Index (end of period)	4,308	4,298	—%	3,363	28%
Fed Funds daily effective rate (average bps)	9	7	2bps	9	—bps

Advisory and Brokerage Assets
Advisory assets(13)	$594.0	$577.6	3%	$405.9	46%
Brokerage assets(14)	538.6	534.7	1%	404.4	33%
Total Advisory and Brokerage Assets	$1,132.6	$1,112.3	2%	$810.4	40%
Advisory as a % of Total Advisory and Brokerage Assets	52.4%	51.9%	50bps	50.1%	230bps

Assets by Platform
Corporate platform advisory assets(15)	$395.6	$383.6	3%	$253.9	56%
Hybrid platform advisory assets(16)	198.4	194.0	2%	152.0	31%
Brokerage assets	538.6	534.7	1%	404.4	33%
Total Advisory and Brokerage Assets	$1,132.6	$1,112.3	2%	$810.4	40%

Centrally Managed Assets
Centrally managed assets(17)	$88.6	$84.7	5%	$59.0	50%
Centrally Managed as a % of Total Advisory Assets	14.9%	14.7%	20bps	14.5%	40bps

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q3 2021	Q2 2021	Change	Q3 2020	Change
Net New Assets (NNA)
Net new advisory assets(18)	$21.7	$54.9	n/m	$10.4	n/m
Net new brokerage assets(19)	7.3	51.1	n/m	0.7	n/m
Total Net New Assets	$29.0	$106.0	n/m	$11.1	n/m

Organic Net New Assets (NNA)(20)
Organic net new advisory assets	$21.1	$21.4	n/m	$10.4	n/m
Organic net new brokerage assets	5.6	15.6	n/m	0.7	n/m
Total Organic Net New Assets	$26.7	$37.1	n/m	$11.1	n/m

Net brokerage to advisory conversions(21)	$3.1	$3.2	n/m	$2.0	n/m
Organic advisory NNA annualized growth(22)	15.6%	17.3%	n/m	11.0%	n/m
Total organic NNA annualized growth(22)	10.2%	15.5%	n/m	5.8%	n/m

Net New Advisory Assets
Corporate platform net new advisory assets(23)	$15.2	$49.0	n/m	$7.8	n/m
Hybrid platform net new advisory assets(24)	6.5	6.0	n/m	2.6	n/m
Total Net New Advisory Assets	$21.7	$54.9	n/m	$10.4	n/m
Centrally managed net new advisory assets(25)	$3.9	$4.0	n/m	$1.9	n/m

Client Cash Balances
Insured cash account balances	$30.5	$34.1	(11%)	$34.7	(12%)
Deposit cash account balances	8.6	7.6	13%	8.0	8%
Total Bank Sweep Balances	39.0	41.7	(6%)	42.7	(9%)
Money market account cash balances	9.9	5.0	98%	1.5	n/m
Purchased money market funds	1.8	1.7	6%	2.3	(22%)
Total Money Market Balances	11.7	6.7	75%	3.9	200%
Total Client Cash Balances	$50.7	$48.4	5%	$46.6	9%
Client Cash Balances as a % of Total Assets	4.5%	4.4%	10bps	5.7%	(120bps)

Client Cash Balance Average Fees(26)
Insured cash account average fee - bps	101	98	3	118	(17)
Deposit cash account average fee - bps	24	24	—bps	38	(14)
Money market account average fee - bps	3	1	2	9	(6)
Purchased money market fund average fee - bps	7	9	(2)	20	(13)
Total Client Cash Balance Average Fee - bps	74	77	(3)	95	(21)

Net buy (sell) activity(27)	$17.6	$18.1	n/m	$9.3	n/m

LPL Financial Holdings Inc.
Monthly Metrics
(Dollars in billions, except where noted)
(Unaudited)

	September 2021	August 2021	Aug to September Change	July 2021	June 2021
Advisory and Brokerage Assets
Advisory assets(13)	$594.0	$604.6	(2%)	$588.4	$577.6
Brokerage assets(14)	538.6	552.3	(2%)	541.4	534.7
Total Advisory and Brokerage Assets	$1,132.6	$1,156.9	(2%)	$1,129.9	$1,112.3

Net New Assets (NNA)
Net new advisory assets(18)	$9.6	$6.4	n/m	$5.7	$11.2
Net new brokerage assets(19)	1.8	1.2	n/m	4.3	14.8
Total Net New Assets	$11.4	$7.6	n/m	$10.0	$26.0
Net brokerage to advisory conversions(21)	$1.1	$1.2	n/m	$0.8	$0.9

Organic Net New Assets (NNA)(20)
Net new advisory assets(18)	$9.0	$6.4	n/m	$5.7	$11.2
Net new brokerage assets(19)	0.1	1.2	n/m	4.3	14.8
Total Organic Net New Assets	$9.1	$7.6	n/m	$10.0	$26.0

Client Cash Balances
Insured cash account balances	$30.5	$33.2	(8%)	$34.4	$34.1
Deposit cash account balances	8.6	8.2	5%	7.9	7.6
Total Bank Sweep Balances	39.0	41.4	(6%)	42.2	41.7
Money market account cash balances	9.9	6.3	57%	4.3	5.0
Purchased money market funds	1.8	1.9	(5%)	1.9	1.7
Total Money Market Balances	11.7	8.3	41%	6.3	6.7
Total Client Cash Balances	$50.7	$49.7	2%	$48.5	$48.4

Net buy (sell) activity(27)	$5.5	$5.6	n/m	$6.5	$6.0

Market Indices
S&P 500 index (end of period)	4,308	4,523	(5%)	4,395	4,298
Fed funds effective rate (average bps)	8	9	(1bps)	10	8

LPL Financial Holdings Inc.
Financial Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2021	Q2 2021	Change	Q3 2020	Change
Commission Revenues by Product
Annuities	$314,134	$305,100	3%	$250,823	25%
Mutual funds	201,120	195,688	3%	146,788	37%
Fixed income	30,092	34,862	(14%)	16,731	80%
Equities	28,943	30,517	(5%)	30,283	(4%)
Other	36,095	32,066	13%	28,018	29%
Total commission revenues	$610,384	$598,233	2%	$472,643	29%

Commission Revenues by Sales-based and Trailing
Sales-based commissions
Annuities	$108,983	$112,619	(3%)	$81,475	34%
Mutual funds	46,934	50,250	(7%)	33,871	39%
Fixed income	30,092	34,862	(14%)	16,731	80%
Equities	28,943	30,517	(5%)	30,283	(4%)
Other	24,852	21,348	16%	17,997	38%
Total sales-based commissions	$239,804	$249,596	(4%)	$180,357	33%
Trailing commissions
Annuities	$205,151	$192,481	7%	$169,348	21%
Mutual funds	154,186	145,438	6%	112,917	37%
Other	11,243	10,718	5%	10,021	12%
Total trailing commissions	$370,580	$348,637	6%	$292,286	27%
Total commission revenues	$610,384	$598,233	2%	$472,643	29%

Payout Rate(6)	87.15%	86.35%	80bps	86.62%	53bps

LPL Financial Holdings Inc.
Capital Management Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2021		Q2 2021		Q4 2020
Corporate Cash(3)
Cash at Parent	$181,061		$170,258		$201,385
Excess cash at LPL Financial LLC per Credit Agreement	62,637		74,152		67,574
Other available cash	21,953		33,983		10,960
Total Corporate Cash	$265,651		$278,393		$279,919

Leverage Ratio
Total debt	$2,751,275		$2,753,950		$2,359,300
Total corporate cash	265,651		278,393		279,919
Credit Agreement Net Debt	$2,485,624		$2,475,557		$2,079,381
Credit Agreement EBITDA (trailing twelve months)(28)	$1,141,569		$1,094,465		$961,225
Leverage Ratio	2.18	x	2.26	x	2.16	x

	September 30, 2021
Total Debt	Balance	Current Applicable Margin	Yield At Issuance	Interest Rate	Maturity
Revolving Credit Facility(a)	$—	ABR+25bps		—%	3/15/2026
Broker-Dealer Revolving Credit Facility(b)	—	FFR+125bps		—%	7/31/2024
Senior Secured Term Loan B	1,051,275	LIBOR+175 bps(c)		1.834%	11/12/2026
Senior Unsecured Notes(d)	400,000	4.625% Fixed	4.625%	4.625%	11/15/2027
Senior Unsecured Notes(e)	900,000	4.000% Fixed	4.000%	4.000%	3/15/2029
Senior Unsecured Notes(f)	400,000	4.375% Fixed	4.375%	4.375%	5/15/2031
Total / Weighted Average	$2,751,275			3.318%

(a)Secured borrowing capacity of $1 billion at LPL Holdings, Inc. (the "Parent").
(b)Unsecured borrowing capacity of $300 million at LPL Financial LLC.
(c)The LIBOR rate option is one-month LIBOR rate and subject to an interest rate floor of 0 basis points.
(d)The Senior Unsecured Notes were issued in November 2019 at par.
(e)The Senior Unsecured Notes were issued in March 2021 at par.
(f)The Senior Unsecured Notes were issued in May 2021 at par.

LPL Financial Holdings Inc.
Key Business and Financial Metrics
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2021		Q2 2021		Change	Q3 2020		Change
Advisors
Advisors	19,627		19,114		3%	17,168		14%
Net new advisors	513		1,442		n/m	195		n/m
Annualized advisory fees and commissions per advisor(29)	$324		$314		3%	$248		31%
Average total assets per advisor ($ in millions)(30)	$57.7		$58.2		(1%)	$47.2		22%
Transition assistance loan amortization ($ in millions)(31)	$38.4		$34.7		11%	$30.4		26%
Total client accounts (in millions)	7.1		6.7		6%	5.9		20%

Employees - period end	5,457		5,344		2%	4,658		17%

Productivity Metrics
Business Solutions subscriptions(32)	2,598		2,085		25%	1,219		113%
Advisory revenues as a % of corporate advisory assets(33)	1.00%		1.00%		—bps	1.02%		(2bps)
Gross profit ROA(34)	23.5	bps	24.3	bps	(0.8bps)	27.9	bps	(4.4bps)
OPEX as a % of advisory and brokerage assets(35)	15.5	bps	16.0	bps	(0.5bps)	17.8	bps	(2.3bps)
EBIT ROA(36)	8.0	bps	8.3	bps	(0.3bps)	10.1	bps	(2.1bps)
AUM retention rate (quarterly annualized)(37)	97.8%		98.4%		(60bps)	97.3%		50bps
Recurring gross profit rate(38)	84.4%		83.2%		120bps	86.1%		(170bps)
EBITDA as a % of gross profit	35.6%		40.5%		(490bps)	40.5%		(490bps)

Capital expenditure ($ in millions)(39)	$54.9		$43.9		25%	$40.1		37%

Share repurchases ($ in millions)	$40.0		$—		100%	$—		100%
Dividends ($ in millions)	20.1		20.0		1%	19.8		2%
Total Capital Allocated ($ in millions)	$60.1		$20.0		201%	$19.8		204%
Weighted-average share count, diluted	81.8		81.7		—%	80.6		2%
Total Capital Allocated per Share(40)	$0.73		$0.25		192%	$0.25		192%

Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
EPS prior to amortization of intangible assets and acquisition costs and Adjusted net income
EPS prior to amortization of intangible assets and acquisition costs is defined as adjusted net income, a non-GAAP measure defined as net income plus the after-tax impact of amortization of intangible assets and acquisition costs, divided by the weighted average number of diluted shares outstanding for the applicable period. The Company presents adjusted net income and EPS prior to amortization of intangible assets and acquisition costs because management believes that these metrics can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items and acquisition costs that management does not believe impact the Company’s ongoing operations. Adjusted net income and EPS prior to amortization of intangible assets and acquisition costs are not measures of the Company's financial performance under GAAP and should not be considered as an alternative to net income, earnings per diluted share or any other performance measure derived in accordance with GAAP. For a reconciliation of net income and earnings per diluted share to adjusted net income and EPS prior to amortization of intangible assets and acquisition costs, please see the endnote disclosures in this release.
Gross profit
Gross profit is calculated as total revenues, less advisory and commission expenses and brokerage, clearing and exchange fees. All other expense categories, including depreciation and amortization of fixed assets and amortization of intangible assets, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers gross profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that gross profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of gross profit, please see the endnote disclosures in this release.
Core G&A
Core G&A consists of total operating expenses less the following expenses: advisory and commission, regulatory charges, promotional, employee share-based compensation, depreciation and amortization, amortization of intangible assets, brokerage, clearing and exchange and acquisition costs. Management presents core G&A because it believes core G&A reflects the corporate operating expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission expenses, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total operating expenses as calculated in accordance with GAAP. For a reconciliation of core G&A to the Company’s total operating expenses, please see the endnote disclosures of this release. The Company does not provide an outlook for its total operating expenses because it contains expense components, such as advisory and commission expenses, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for core G&A to an outlook for total operating expenses cannot be made available without unreasonable effort.
EBITDA
EBITDA is defined as net income plus interest and other expense, income tax expense, depreciation and amortization, and amortization of intangible assets. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of EBITDA to net income, please see the endnote disclosures of this release.
Credit Agreement EBITDA
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is consolidated net income (as defined in the Credit Agreement) plus interest expense, tax expense, depreciation and amortization, and amortization of intangible assets, and is further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of Credit Agreement EBITDA to net income, please see the endnote disclosures of this release.

Endnote Disclosures
(1) Represents the estimated total advisory and brokerage assets expected to transition to the Company's broker-dealer subsidiary, LPL Financial, associated with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters, including the initial quarter of the transition, and the actual amount transitioned may vary from the estimate.
(2) The terms “Financial Advisors” and “Advisors” refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial, an SEC registered broker-dealer and investment adviser.
(3) We define corporate cash as the sum of cash and cash equivalents from the following: (1) cash held at the Parent, (2) excess cash at LPL Financial per the Credit Agreement, which is the net capital held at LPL Financial in excess of 10% of its aggregate debits, or five times the net capital required in accordance with Exchange Act Rule 15c3-1, and (3) other available cash, which includes cash and cash equivalents held at The Private Trust Company, N.A. in excess of Credit Agreement capital requirements, excess cash at Waddell & Reed, LLC per the Credit Agreement, or the net capital held in excess of 10% of its aggregate indebtedness, and cash and cash equivalents held at non-regulated subsidiaries.
(4) Compliance with the Leverage Ratio is only required under our revolving credit facility.
(5) Gross profit is a non-GAAP financial measure. Please see a description of gross profit under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a calculation of gross profit for the periods presented (in thousands):

	Q3 2021	Q2 2021	Q3 2020
Total revenue	$2,020,763	$1,898,258	$1,460,301
Advisory and commission expense	1,366,832	1,273,202	936,766
Brokerage, clearing and exchange fees	22,828	23,459	17,834
Gross profit(+)	$631,103	$601,597	$505,701
____________________
(+)    Balances may not foot due to rounding.
(6) Production-based payout is an operating measure calculated as advisory and commission expenses less advisor deferred compensation expenses. The payout rate is calculated by dividing the production-based payout by total advisory fees and commissions revenue. Below is a reconciliation of production-based payout to the Company’s advisory and commission expenses and a calculation of the payout rate for the periods presented (in thousands except payout rate):

	Q3 2021	Q2 2021	Q3 2020
Production-based payout	$1,368,348	$1,247,321	$917,831
Advisor deferred compensation expenses	(1,516)	25,881	18,935
Advisory and commission expense	$1,366,832	$1,273,202	$936,766
Advisory fees and commissions revenue	$1,570,117	$1,444,546	$1,059,584
Payout rate	87.15%	86.35%	86.62%
(7) Consists of revenues from the Company's sponsorship programs with financial product manufacturers and omnibus processing and networking services, but does not include fees from client cash programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company's unaudited condensed consolidated statements of income.
(8) Interest income and other, net is an operating measure calculated as interest income plus other revenues, less advisor deferred compensation expenses. Below is a reconciliation of interest income and other, net against the Company’s interest income and other revenues for the periods presented (in thousands):

	Q3 2021	Q2 2021	Q3 2020
Interest income	$7,365	$6,914	$6,623
Plus: Other revenue	1,218	30,078	20,796
Plus (Less): Advisor deferred compensation expenses	1,516	(25,881)	(18,935)
Interest income and other, net	$10,099	$11,111	$8,484

(9) Core G&A is a non-GAAP financial measure. Please see a description of core G&A under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of core G&A to the Company’s total operating expenses for the periods presented (in thousands):

	Q3 2021	Q2 2021	Q3 2020
Core G&A Reconciliation
Total operating expenses	$1,855,721	$1,711,438	$1,299,792
Advisory and commission	1,366,832	1,273,202	936,766
Depreciation and amortization	38,409	36,704	27,548
Amortization of intangible assets	21,531	19,925	16,829
Brokerage, clearing and exchange	22,828	23,459	17,834
Total G&A	406,121	358,148	300,815
Promotional (ongoing)(10)	83,630	64,135	57,970
Acquisition costs(10)	35,887	23,782	—
Employee share-based compensation	9,763	11,136	7,420
Regulatory charges	5,976	7,416	8,326
Core G&A	$270,865	$251,679	$227,099
(10) Acquisition costs incurred during the third quarter of 2021 include the cost to setup, onboard and integrate acquired entities and are driven primarily by $14.8 million of compensation and benefits expenses, $12.4 million of promotional expenses, $5.8 million of professional services expenses, and other expenses that are included in the respective line items in the Condensed Consolidated Statements of Income. Acquisition costs incurred during the second quarter of 2021 primarily include $13.9 million of compensation and benefits expenses, $6.3 million of professional services expenses, $1.6 million of occupancy and equipment expenses, and $1.2 million of communications expenses.
(11) EBITDA is a non-GAAP financial measure. Please see a description of EBITDA under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of EBITDA to the Company's net income for the periods presented (in thousands):

	Q3 2021	Q2 2021	Q3 2020
EBITDA Reconciliation
Net income	$103,064	$119,101	$103,789
Non-operating interest expense and other	27,063	25,171	25,179
Provision for income taxes	34,915	42,548	31,541
Depreciation and amortization	38,409	36,704	27,548
Amortization of intangible assets	21,531	19,925	16,829
EBITDA	$224,982	$243,449	$204,886

(12) Adjusted net income and EPS prior to amortization of intangible assets and acquisition costs are non-GAAP financial measures. Please see a description of adjusted net income and EPS prior to amortization of intangible assets and acquisition costs under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation net income and earnings per diluted share to adjusted net income and EPS prior to amortization of intangible assets and acquisition costs (in thousands, except per share data):

	Q3 2021		Q2 2021		Q3 2020
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income / earnings per diluted share	$103,064	$1.26	$119,101	$1.46	$103,789	$1.29
Amortization of intangible assets	21,531	0.26	19,925	0.24	16,829	0.21
Acquisition costs	35,887	0.44	23,782	0.29	—	—
Tax benefit	(15,399)	(0.19)	(11,700)	(0.14)	(4,712)	(0.06)
Adjusted net income / EPS prior to amortization of intangible assets and acquisition costs	$145,083	$1.77	$151,108	1.85	$115,906	$1.44
Diluted share count	81,849		81,728		80,550
(13) Consists of total advisory assets under custody at LPL Financial and Waddell & Reed, LLC.
(14) Consists of brokerage assets serviced by advisors licensed with LPL Financial and Waddell & Reed, LLC.
(15) Consists of total assets on LPL Financial's corporate advisory platform serviced by investment advisor representatives of LPL Financial or Allen & Company of Florida, LLC.
(16) Consists of total assets on LPL Financial's independent advisory platform serviced by investment advisor representatives of separate registered investment advisor firms ("Hybrid RIAs"), rather than of LPL Financial.
(17) Represents those advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.
(18) Consists of total client deposits into advisory accounts, including advisory assets serviced by former BMO Harris Financial Advisors, Lucia and E.K. Riley advisors, less total client withdrawals from advisory accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage accounts as deposits and withdrawals, respectively.
(19) Consists of total client deposits into brokerage accounts, less total client withdrawals from brokerage accounts, plus dividends, plus interest. The Company considers conversions from and to advisory accounts as deposits and withdrawals, respectively.
(20) Consists of net new assets excluding the Waddell & Reed Acquisition.
(21) Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.
(22) Calculated as annualized current period organic net new assets divided by preceding period assets in their respective categories of advisory assets or total advisory and brokerage assets.
(23) Consists of total client deposits into advisory accounts on LPL Financial's corporate advisory platform less total client withdrawals from advisory accounts on its corporate advisory platform, plus dividends, plus interest, minus advisory fees.
(24) Consists of total client deposits into advisory accounts on LPL Financial's independent advisory platform less total client withdrawals from advisory accounts on its independent advisory platform, plus dividends, plus interest, minus advisory fees.
(25) Consists of total client deposits into centrally managed assets accounts less total client withdrawals from centrally managed assets accounts, plus dividends, plus interest, minus advisory fees.
(26) Calculated by dividing revenue for the period by the average balance during the period.
(27) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial. Reported activity does not include any other cash activity, such as deposits, withdrawals, dividends received or fees paid.

(28) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under the “Non-GAAP Financial Measures” section of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter, and in doing so may make further adjustments to prior quarters. Below are reconciliations of EBITDA and Credit Agreement EBITDA to net income for the periods presented (in thousands):

	Q3 2021	Q2 2021	Q4 2020
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$463,333	$464,058	$472,640
Non-operating interest expense and other	102,272	100,388	105,765
Provision for income taxes	147,270	143,896	153,433
Depreciation and amortization	139,262	128,401	109,732
Amortization of intangible assets	76,157	71,455	67,358
EBITDA	$928,294	$908,198	$908,928
Credit Agreement Adjustments:
Employee share-based compensation expense	$39,797	$37,454	$31,650
Advisor share-based compensation expense	2,316	2,252	2,321
M&A accretion	65,379	77,017	—
Loss on extinguishment of debt	24,400	24,400	—
Other	81,383	45,144	18,326
Credit Agreement EBITDA (trailing twelve months)	$1,141,569	$1,094,465	$961,225
(29) Calculated based on the average advisor count from the current period and prior period.
(30) Calculated based on the end-of-period total advisory and brokerage assets divided by end-of-period advisor count.
(31) Represents amortization expense on forgivable loans for transition assistance to advisors and financial institutions.
(32) Refers to active and contracted subscriptions related to Professional Services (Admin, Marketing and CFO Solutions) and Business Optimizers (Assurance Plan, Remote Office and M&A Solutions).
(33) Represents advisory revenues as a percentage of Corporate Platform Advisory Assets for the trailing twelve month period.
(34) Represents gross profit, a non-GAAP financial measure, for the trailing twelve month period, divided by average month-end total advisory and brokerage assets for the trailing twelve month period.
(35) Represents operating expenses for the trailing twelve month period, excluding production-related expense, divided by average month-end total advisory and brokerage assets for the trailing twelve month period. Production-related expense includes commissions and advisory expense and brokerage, clearing and exchange expense. For purposes of this metric, operating expenses includes core G&A, a non-GAAP financial measure, as well as regulatory charges, promotional, employee share-based compensation, depreciation and amortization, and amortization of intangible assets.
(36) EBIT ROA is calculated as gross profit ROA less OPEX as a percentage of advisory and brokerage assets.
(37) Reflects retention of total advisory and brokerage assets, calculated by deducting quarterly annualized attrition from total advisory and brokerage assets, over the prior-quarter total advisory and brokerage assets.
(38) Recurring gross profit rate refers to the percentage of the Company’s gross profit, a non-GAAP financial measure, that was recurring for the trailing twelve month period. Management tracks recurring gross profit, a characterization of gross profit and a statistical measure, which is defined to include the Company’s revenues from asset-based fees, advisory fees, trailing commissions, client cash programs and certain other fees that are based upon client accounts and advisors, less the expenses associated with such revenues and certain other recurring expenses not specifically associated with a revenue line. Management allocates such other recurring expenses on a pro-rata basis against specific revenue lines at its discretion.
(39) Capital expenditures represent cash payments for fixed assets during the period.

(40) Total capital allocated per share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding.